U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            GAMEWEAVER COM, INC.
                  (Name of Small Business Issuer in its charter)

         Nevada                         8700                   87-0542172
(State or Jurisdiction of     (Primary Standard Industrial (I.R.S. Employer
Incorporation ofOrganization) Classification Code Number) Identification No.) Classification Code Number)

3360 W. Sahara, Suite 200, Las Vegas, Nevada, 89102; (702) 732-2253
Fax: (702) 940 4006
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Shawn F. Hackman, Esq., 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732-2253. Fax: (702) 940-4006
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                      CALCULATION OF REGISTRATION FEE
Title of each        Amount to      Propsed          Proposed      Amount of
class of             registered     maximum          maxium        registration
securities to be                 offering price per  aggregate     fee
registered                          unit            offering price
Common shares       7,666,667     $0.10(1)          $766,667       26.40

(1) Shares already outstanding. Price estimated solely for purpose of calculating registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


PART I.  INFORMATION REQUIRED IN PROSPECTUS

                                    PROSPECTUS
                               GAMEWEAVER.COM, INC.
                                 7,666,667 Shares
                                  Common Stock

Gameweaver.com., a Nevada corporation is registering 7,666,667 shares of its $.001 par value common stock ("Shares").

The Shares offered are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors" on page 8).

The Securities and Exchange Commission, or any State Securities Commission, has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

             Subject to Completion, Dated _______________, 2000.

The shares being offered by Gameweaver.com, Inc. are subject to approval of certain legal matters by counsel to Gameweaver.com, Inc.

Until ______ 2000, all dealers effecting transactions in registered securities may be required to deliver a prospectus. This is true whether or not the dealer is participating in this distribution. Dealers also have an obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


This prospectus is not an offer to sell or a solicitation to buy the securities offered. It is unlawful to make such an offer or solicitation.

Neither the delivery of this prospectus, nor a sale of the mentioned securities shall create an implication that there has been no change in the information in this prospectus. If a material change does occur, however, this prospectus will be amended or supplemented accordingly for all existing shareholders and prospective investors.

This prospectus does not intentionally contain a false statement or material fact, nor does it intentionally omit a material fact. No person or entity has been authorized by Gameweaver.com, Inc.. to give any information or make a representation, warranty, covenant, or agreement which is not expressly provided for or continued in this prospectus. Any such information that is given should not be relied upon as having been authorized.

All offerees will be asked to acknowledge that they have read this prospectus carefully and thoroughly, they were given the opportunity to obtain additional information; and they did so to their satisfaction.

                        TABLE OF CONTENTS

                                                            												PAGE
PROSPECTUS SUMMARY	                                                       1
RISK FACTORS	                                                             2
USE OF PROCEEDS	                                                          3
DETERMINATION OF OFFERING PRICE	                                          4
DILUTION	                                                                 5
PLAN OF DISTRIBUTION	                                                     6
LEGAL PROCEEDINGS	                                                        7
	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS	                                                      8
	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT	                                                           9
DESCRIPTION OF SECURITIES	                                               10
INTEREST OF NAMED EXPERTS AND COUNSEL	                                   11
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES	                                          12
ORGANIZATION WITHIN LAST FIVE YEARS	                                     13
DESCRIPTION OF BUSINESS	                                                 14
PLAN OF OPERATION	                                                       15
DESCRIPTION OF PROPERTY	                                                 16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	                          17
	MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS	                                                     18
EXECUTIVE COMPENSATION	                                                  19
FINANCIAL STATEMENTS	                                                    20
	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE 	                                 21



                         PROSPECTUS SUMMARY
The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.



                          THE COMPANY
Gameweaver.com, Inc. (the "Company or "Registrant") was incorporated on January 26, 1986 as Vantage, Inc., a Nevada corporation. In 1995, the Company changed its name from Vantage, Inc. to Cofitras Entertainment, Inc. and in 1999 changed its name from Cofitras Entertainment, Inc. to Bingogold.com Inc. Since the year 2000, Bingogold has changed it's name to Gameweaver Inc.


The Company objective is to become a leading provider of online direct marketing and loyalty programs, establishing a niche, providing high quality entertainment in the form of unique games and gaming to create site loyalty, coupled with a point system to enhance the loyalty of the sites, reinforcing visitors to return to the site. The Company's strategy is to acquire and/or license additional unique games to enhance the uniqueness and quality of this entertainment and content of the sites while integrating targeted email; and web-based direct marketing offers with online loyalty programs to create valuable benefits for both our consumer members and our business partners. Using this strategy provides the consumers the opportunity to earn rewards by playing, participating and responding to online offers and providing business with online customer acquisition and retention tools.


                             DESCRIPTION OF PROPERTY

The Company does not currently own any property.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

                            MARKET FOR COMMON EQUITY AND
                            RELATED STOCKHOLDER MATTERS.

The Company is currently traded on the OTCBB under the symbol GMWR.


DATE              VOLUME        HIGH/ASK           LOW/BID              CLOSE
4/09/99             200          4                 0 3/4                 0 3/4
5/7/99            1,800          0 3/4             0 3/4                 0 3/4
12/17/99         16,206          2 3/4             2 3/16                2 3/16
12/23/99        234,300          2 3/8             1 1/2                 1 1/2
12/31/99         90,300          1 7/8             1 1/2                 1 1/2
01/07/00         68,300          1.54              1 3/16                1 3/16
1/14/00          90,300          1.30              1 1/16                1 1/16
1/21/00           3,000          1 1/16            1.04                  1 1/16
1/28/00          77,500          1.04              0 13/16               0 3/16
2/04/00          83,100          1 1/16            0 13/16               0.98
2/11/00          25,600          1.10              1                     1.10
2/18/00          12,300          1.10              0 15/16               0 15/16
2/25/00           6,000          1                 0 15/16               0 15/16
3/3/00              300          1                 0 15/16               0 15/16


Liquidity of Investment
Although the Shares will be "free trading," there is minimal established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors, page 6."

Risk Factors
An investment in the company involved risks due in part to limited previous operating history of Gameweaver.com, Inc. as well as competition in this field of business. Also, certain potential conflicts of interest arise due to the relationship of Gameweaver.com, Inc. to management and others.
See "Risk Factors, page 8."

                             RISK FACTORS

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

RISK FACTORS

The securities offered hereby are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

This prospectus and other reports and statements filed by the company from time to time with the commission (collectively, "commission filings") contain or may contain forward-looking statements, such as statements regarding the company's growth strategy and anticipated trends in the industries and economies in which the company operates. These forward-looking statements are based on the company's current expectations and are subject to a number of risks, uncertainties and assumptions relating to the company's operations and results of operations, competitive factors, shifts in market demand, and other risks and uncertainties, including in addition to those described below and elsewhere in this prospectus or any commission filing, uncertainties with respect to changes or developments in social, business, economic, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the company's contractors, customers, suppliers, competitors, stockholders, legislative, regulatory and judicial and other governmental authorities. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from results expressed or implied in any forward-looking statements made by the company in this prospectus or any commission filing. The company does not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances. in addition to the other information contained in this prospectus, prospective investors should carefully consider the following risk factors in evaluating the company and its business before participating in the exchange offer.

Effects of the economy on the company's internet business

The Company's business is impacted by the economic factors which affect the internet industry. When such factors adversely affect the internet industry, they tend to reduce the overall demand for internet sites and products. There can be no assurance that economic and other factors which may affect the internet industry will not have an adverse impact on the Company's business, financial condition or results of operations.

Government regulation

The internet industry is highly regulated in the United
States by the FCC and in other country by similar agencies.
Further, there can be no assurance that new and more stringent government regulations will not be adopted in the future or that any such new regulations, if enacted, would not have a material adverse effect on the Company's business, financial condition or results of operations.

Fluctuations in operating results

The Company's operating results are affected by many factors, including the timing of orders from large customers, the timing of expenditures to purchase inventory in anticipation of future sales, the timing of bulk inventory purchases. A large portion of the Company's operating expenses are relatively fixed. Since the Company typically does not obtain long-term purchase orders or commitments from its customers, it must anticipate the future volume of orders based upon the historic purchasing patterns of its customers and upon its discussions with its customers as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on the Company's business, financial condition or results of operations.

Reliance On Executive Officers And Key Employees

The continued success of the Company is dependent to a significant
Degree upon the services of its executive officers and upon the Company's ability to attract and retain qualified personnel experienced in the various phases of the Company's business. The ability of the Company to operate successfully could be jeopardized if one or more of its executive officers were unavailable and capable successors were not found.
The Company does not maintain "key person" life insurance on the lives of its executive officers. See "Management."

Competition

The markets for the Company's product and services are extremely competitive, and the Company faces competition from a number of sources. Certain of the Company's competitors have substantially greater financial and other resources than the Company. There can be no assurance that competitive pressures will not materially and adversely affect the Company's business, financial condition or results of operations. See "Business--Competition."

Absence Of A Public Market For The Shares

The New Shares will constitute a new issue of securities with no established trading market. Accordingly, no assurance can be given that an active public or other market will develop for the New Shares or as to the liquidity of or the trading market for the New Shares. If a trading market does not develop or is not maintained, holders of the New Shares may experience difficulty in reselling the New Shares or may be unable to sell them at all. If a market for the New Shares develops, any such market may be discontinued at any time.

If a public trading market develops for the New Shares, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities.

Limited Prior Operations and Experience

The Company is newly reorganized, has only limited revenues from its new internet operations, and has only limited assets. There can be no assurance that the Company will generate significant revenues in the future;
and there can be no assurance that the Company will operate at a profitable level. See "Description of Business." If the Company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the Company's business will not succeed. In such event, investors in the Shares may lose their entire cash investment.
	Also the Company and its management do not have significant experience in the internet business, and in particular the on-line gaming business. See
"Directors, Officers, Promoters, and Control Persons."

Dependence on the Internet Industry

The Company's business is influenced by the rate of use and expansion in the internet industry. Although this industry, and in particular on-line gaming, have been expanding at a rapid rate in recent years, there is no guarantee that it will continue to do so in the future. Declines in these industries may influence the Company's revenues adversely.

Influence of Other External Factors

The internet industry, and internet gaming in particular, is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the Company will result in commercially profitable business. The marketability of internet gaming will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, and the general state of the economy
(including the rate of inflation, and local economic conditions), which can affect peoples' discretionary spending. Factors which leave less money in the hands of potential clients of the Company will likely have an adverse effect on the Company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Regulatory Factors

Existing and possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the party planning business, the extent of which cannot be predicted. The U.S. Senate is presenting discussing a proposed bill by Senator Jon Kyl of Arizona which would ban internet gaming in the United States. The passage of such a bill may adversely affect the operation of the Company, including increased costs if certain of the Company operations are then moved to a foreign jurisdiction.
The exact affect of such legislation cannot be predicted until it is in final form. If, however, a federal statute was passed into legislation making
Internet gambling illegal, eSportsbet.com is prepared to make the necessary adjustments to continue to operate legally.

Competition

The Company may experience substantial competition in its efforts to locate and attract clients. Many competitors in the internet industry, and in particular internet gaming, have greater experience, resources, and managerial capabilities than the Company and may be in a better position than the Company to obtain access to attractive clientele. There are a number of larger companies which will directly compete with the Company. Such competition could have a material adverse effect on the Company's profitability.

Success of Management.

Any potential investor is strongly cautioned that the purchase of these securities should be evaluated on the basis of: (i) the limited diversification of the venture capital opportunities afforded to the Company,
(ii) the high-risk nature and limited liquidity of the Company, and (iii) the Company's ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by the Company's yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. The Company can offer no assurance that any particular client and/or property under its management contract will become successful.

Reliance on Management.

The Company's success is dependent upon the hiring of key administrative personnel. None of the officers or directors, or any of the other key personnel, has any employment or non-competition agreement with the Company. Therefore, there can be no assurance that these personnel will remain employed by the Company. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. In addition, management has no experience is managing companies in the same business as the Company.

In addition, all decisions with respect to the management of the Company will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with minority ownership interest rights to make decision which effect the Company. The success of the Company, to a large extent, will depend on the quality of the directors and officers of the Company. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management of the Company to the officers and directors.

Use of Proceeds Not Specific.

The proceeds of this offering have been allocated only generally.
Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering. See "Use of Proceeds."

Lack of Diversification.

The size of the Company makes it unlikely that the Company will be able to commit its funds to diversify the business until it has a proven track record, and the Company may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

No Cumulative Voting

Holders of the Shares are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the Shares present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors.

Absence of Cash Dividends

The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the Company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of Interest

The officers and directors have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the Company. As a result, certain conflicts of interest may exist between the Company and its officers and/or directors which may not be susceptible to resolution.
In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations.
All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the Company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to the Company, any proposed investments for its evaluation.

Investment Valuation Determined by the Board of Directors

The Company's Board of Directors is responsible for valuation of the Company's investments. There are a wide range of values which are reasonable for an investment for the Company's services. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances it may not be possible to substantiate by auditing standards the value of the Company's investments. The Company's Board of Directors will serve as the valuation committee, responsible for valuing each of the Company's investments. In connection with any future distributions which the Company may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation.

Additional Financing May Be Required

There is no assurance that additional funds will be available from any source when needed by the Company for expansion; and, if not available, the Company may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this offering are expected to be sufficient for the Company to become develop and market it line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in the Company. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. The Company does not anticipate having within the next 12 months any cash flow or liquidity problems

Limited Public Market for Company's Securities

Prior to the Offering, there has been only a limited public market for the Shares being offered (a total of _______ as of Dec 31, 1999). There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Penny Stock Regulations

The Company's Shares are quoted on the "Electronic Bulletin Board" maintained by the National Quotation Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities.. The
Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share. The Company's shares will become subject to rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, broker-dealers must make a special suitability determination for the purpose of such securities and must have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction effected involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker--dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to sell the Company's Shares and may affect the ability of purchasers in the Offering to sell the Company's securities in the secondary market. There is no assurance that a market will develop for the Company's Shares

Forward-Looking Statements

This Prospectus contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in the Company's business and the industry in which it operates. The words
"believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk Factors" and elsewhere herein In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

Uncertainty Due to Year 2000 Problem

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Company's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year
2000 issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

The Company currently believes that its systems are Year 2000 compliant in all material respects, its current systems and products may contain undetected errors or defects with Year 2000 date functions that may result in material costs. Although management is not aware of any material operational issues or costs associated with preparing its internal systems for the Year
2000, the Company may experience serious unanticipated negative consequences
(such as significant downtime for one or more of its web site properties) or material costs caused by undetected errors or defects in the technology used in its internal systems. Furthermore, the purchasing patterns of advertisers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. The Company does not currently have any information about the Year 2000 status of its advertising customers. However, these expenditures may result in reduced funds available for web advertising or sponsorship of web services, which could have a material adverse effect on its business, results of operations, and financial condition. The Company's Year 2000 plans are based on management's best estimates.

                               LEGAL PROCEEDINGS

Gameweaver.com, Inc. is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Gameweaver.com, Inc. has been threatened.

                   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                             AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of Gameweaver.com, Inc. are set forth below. All these persons have held their positions since 1998.

             Name                           Position
              Richard D. Wilk                President
              Miju Stinson                   Secretary and Treasurer

Richard D. Wilk, age 52, is the President of Gameweaver.com. From 1973 through 1996, Mr. Wilk has been employed by IBM Canada LTD.

Miju Stinson is the Secretary and Treasurer of Gameweaver.com.
She is a senior IT professional with twenty-two years experience in computer industry, working for IBM Canada LTD. Ms Stinson has held numerous responsibilities and titles with IBM, including sales and production team leadership roles, technical marketing support, systems engineer, and more recently, senior software sales representative.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.

Title of Class  Name of Beneficial     Amount and Nature of   Percent of Class
                     Owner (1)         Beneficial Owner (2)
Common Stock     Richard Wilk,
                 President              100,000                 1.0%

(1) None of the Officers, Directors or existing shareholders do not have the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

                           DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of the Company, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, the Company has 8,416,667 Shares of common stock outstanding.

Non-Cumulative Voting

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Dividends

The Company does not currently intend to pay cash dividends. The
Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.


Transfer Agent

The Company engages the services of Pacific Stock Transfer Company,
P.O. Box 93385 Las Vegas, Nevada  89193  (702) 361-3033  Fax (702) 732-7890

INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.


DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law,
(iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

The registrant undertakes the following:
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.


DESCRIPTION OF BUSINESS
Executive Summary
- - Historical Data

Gameweaver.com, Inc. (the "Company or "Registrant") was incorporated on January 26, 1986 as Vantage, Inc., a Nevada corporation. In 1995, the Company changed its name from Vantage, Inc. to Cofitras Entertainment, Inc. and in 1999 changed its name from Cofitras Entertainment, Inc. to Gameweaver.com, Inc.

In February 1987, the Company closed an initial public offering under the then Rule S-18 Registration format which generated gross proceeds of $175,650. It appears from historical records that the Company was intended as what is sometimes known as a "Blind Pool" offering. That is, management had broad discretion to enter into initially undesignated business activities and employ the proceeds of the offering for those purposes without further shareholder approval.

In 1988, the Company appears to have entered a "Reverse
Acquisition" with a stock brokerage firm known as StonePointe
Financial Services, but which acquisition was fully rescinded by 1989.

In March 1990, the Company entered into a purchase agreement under which the Company acquired a United States patent dealing with a roof mount for a disk antenna, a patent filed for an antilightning direct burial satellite cable, and certain contracts relating to the patent in exchange for shares of restricted voting common stock which represented a controlling interest in the Company. In December 1990, the Company entered into an exclusive license agreement with a wire manufacturer to manufacture and sell the cable. Thereafter, Company management determined that it would seek other business opportunities due to the lack of sales of its satellite business. No material revenues have been received by the Company from the cable T.V. related technology and the Company now regards the technology as obsolete and of no further value.

In September 1992, shares of the Company's outstanding common stock were sold pursuant to an Agreement of Purchase and Sale of Common Stock. The sale of the shares resulted in a change in the control of the Company.

The acquiring shareholders transferred various media and entertainment production rights for the majority share acquisition. These media license rights expired in 1993 and the Company has continued after that date without any material assets or business purposes.

In November 1992, the Company's Board of Directors, as part of the foregoing acquisition, declared a 1 for 5 reverse stock split of its outstanding common stock (no other Company securities were outstanding on the date of the split). All references to shares outstanding herein have been adjusted to reflect the effect of this reverse split, as well as the subsequent reverse split described below, on a retroactive bases.

Since 1993, the Company has essentially existed as an inactive reporting company without any material assets or business activities. This type of company is commonly referred to as a "public shell" corporation. It should also be noted that for much of the period subsequent to 1993 to the present, management has consisted of a single officer/director. The most recent sole officer/director has been Ms. Christine Green who served from the period of approximately April, 1998 to November, 1998.

As previously reported in a December 1998 8-K Filing, the Company entered into an agreement for an acquisition of the majority of its outstanding shares in November, 1998. The substance of this November 30, 1998 agreement, which was finally closed as of March 5, 1999, can be outlined as follows:

1. The Company agreed, effective November 30, 1998, to reverse split its shares on a sixty-to-one (60:1) ratio which essentially resulted in approximately 984,025 shares being deemed to be issued and outstanding.

2. The Company agreed to issue 8,000,000 reverse split shares to a group of private investors, acting though Mr. Dennis Madsen as their agent, for payment of $30,000 to the Company (subsequently loaned to Ms. Green with obligation now assumed by Mr. Madsen) and a commitment to acquire the majority of the issued and outstanding shares. Mr. Dennis Madsen subsequently became the Secretary/Treasurer of the Company and his son, Damon Madsen, became the President pursuant to the majority share acquisition.

3. The November 30, 1998 agreement also provided that within 100 days of the agreement, the new shareholders now holding the majority shares pursuant to the November 30, 1998 agreement would acquire from the prior principal shareholder, Eversfield Corporation, acting through its principal agent and attorney in fact, Christine Green, approximately 80% of the otherwise issued and outstanding stock of the Company consisting of approximately 787,200 reverse split shares. This secondary acquisition was completed as of March 5, 1999 as earlier reported.

4. Ms. Christine Green agreed to  conditionally  resign
on November 30, 1998 pending the completion of the final share acquisition in March, 1999 and voted her majority share position, on behalf of Eversfield Corporation, for the election of Mr. Damon Madsen as a Director, Mr. Gregory Stringham as a Director, and Mr. Dennis Madsen as a Director. These directors, as elected, then appointed themselves as the officers of the
Company with Mr. Damon Madsen as  President, Mr.   Gregory
Stringham  as Vice-President,   and  Mr.   Dennis   Madsen  as
Secretary/Treasurer. This resignation became irrevocable pursuant to the closing on March 5, 1999.

5. A Notice to Shareholders explaining these transactions, including the completion of the majority share acquisition and reverse split, was mailed to all shareholders of record on or about April 10, 1999, a copy of which is attached to this 10-KSB filing as an Exhibit.

The net capital gained by the corporation from this transaction is a note payable by Mr. Dennis Madsen to Coftrias (Note Receivable to the Company) for $30,000. Mr. Madsen has advanced a repayment of approximately $2,350 to date on this note for costs related to filing and other securities matters. The note requires repayment to be made no later than December 31, 1999. In the interim, Mr. Dennis Madsen has commited to pay funds as required by the Company. It is anticipated, based upon representations of Mr. Madsen, that the note will be fully paid in a timely manner. For accounting purposes, this $30,000 obligation will be treated as additional capital to be contributed.

BUSINESS OF ISSUER

DESCRIPTION OF BUSINESS

Corporate Objectives and Strategy

The Company objective is to become a leading provider of online direct marketing and loyalty programs, establishing a niche, providing high quality entertainment in the form of unique games and gaming to create site loyalty, coupled with a point system to enhance the loyalty of the sites, reinforcing visitors to return to the site. The Company's strategy is to acquire and/or license additional unique games to enhance the uniqueness and quality of this entertainment and content of the sites while integrating targeted email; and web-based direct marketing offers with online loyalty programs to create valuable benefits for both our consumer members and our business partners. Using this strategy provides the consumers the opportunity to earn rewards by playing, participating and responding to online offers and providing business with online customer acquisition and retention tools.


Industry/Marketing Overview

One of the fastest growing segments of the Internet continues to be the Entertainment Industry. By providing high quality, innovative games in addition to content, tied in with a strong Loyalty Program, the Company intends to attract and retain Members.

Combining the strong Loyalty Program with a Permission E-Mail program Gameweaver believes that it may strengthen even further the relationship that it builds with Members in addition to strengthening the quality of service that it provides to its advertisers and sponsors. A recent study by LMT Strategies found that more than half of the e-mail users feel positively about permission marketing and that nearly three quarters of users respond to permission e-mail with some frequency. Additionally, it was found that Permission E-Mail marketing was five times more cost effective than direct mail and 20 times more effective than Web banners. Furthermore, the study found that properly constructed Permission E-Mail campaigns increased loyalty amongst recipients.

Online Direct Marketing

Various forms of online direct marketing to generate sales of products or services are engaged in by business operating in the electronic commerce market place. Direct marketing is advertising that is intended to generate a specific response or action from a targeted group of consumers. Examples of traditional forms of direct marketing include catalog mailings, magazine inserts and telecasters. According to the Direct Marketing Association, 1998 direct marketing advertising commitments to totaled $163 billion in the United States alone. E-Mail and web-based promotion are the typical forms of online direct marketing. The particular attraction of online direct marketing to advertisers is that they can use tools that are not available in traditional media, such as measurements of click-through rates and one-click response to email offers. These tools provide the advertisers with near immediate feedback regarding their marketing campaigns, permitting them to tailor new messages and targeted offers.

Website

Gameweaver currently maintains a website at Gameweaver.com.


EMPLOYEES

Richard Wilk is the company's only full time employee. Miju Stinson works part time.

DESCRIPTION OF PROPERTY

The Company does not currently own any property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS.

The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) Future remuneration is contemplated when the company has achieved a profit.

FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B are attached as Exhibit 99.1 to this Form SB-2.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Due to the recent change in control of the Company, the officers and directors have recently chosen an accounting firm they were more familiar with.
The current accounting firm is Robinson, Hill & Co. A Professional Company.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."


RECENT SALES OF UNREGISTERED SECURITIES.

Pursuant to a recent acquisition agreement between Bingogold, Inc. and Gameweaver, Inc., 5 million shares of restricted stock under 144 of the Securities Act of 1933, Section 4(2) were issued to the Gameweaver shareholders in the exchange. See attached Exhibit. "Acquisition Agreement"

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)	(1)  File, during any period in which it offers or sells
securities, a post-effective amendment to this registration statement to:
(i)  Include any prospectus required by section 10(a)(3) of
the Securities Act;
(ii)  Reflect in the prospectus any facts or events which,
individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the
maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii)  Include any additional or changed material
information on the plan of distribution.
(2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(e) Insofar as indemnification for liabilities arising under the
Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
unenforceable.   In the event that a claim for indemnification
against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           EXHIBIT LIST

Exhibit Number                               Exhibit Description

2.1                                          Aquisition Agreement

3.1                                          Articles (incorporated
                                             by reference--Exhibit 3.1
                                             of the Company's Form 10-K
                                             dated December 31, 1997)

3.2                                          Certificate of Amendment
                                             to Articles of Incorporation
                                             (incorporated by reference--
                                             Exhibit 3.2 of the Company's
                                             Form 10-K dated December 31,
                                             1997).

3.3                                          Bylaws of the Company
                                             (Incorporated by reference to
                                             Exhibit 3.3 of the Company's
                                             Form 10-K dated December 31,
                                             1997)

5.1                                          Attorney Opinion

99                                           Financials

99                                           Signature Page